Exhibit 10.1

EXECUTION VERSION

AMENDMENT TO COOPERATION AGREEMENT

This Amendment to Cooperation Agreement (this “Amendment”), dated as of January 6, 2026, is entered into by and between The Middleby Corporation (the “Company”), and Garden Investment Management, L.P. (“GI”). Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS, the Company and GI previously entered into that certain Cooperation Agreement, dated as of February 24, 2025 (the “Agreement”), with respect to certain matters relating to the election of members of the Company’s Board of Directors (the “Board”) and certain other matters, as provided therein;

WHEREAS, pursuant to the Agreement, the Board appointed Ed Garden (the “New Director”) as a director on the Board, included the New Director on the Company’s slate of director nominees in the Company’s proxy statement for the 2025 Annual Meeting, and the New Director was subsequently elected at the 2025 Annual Meeting for a term to expire at the 2026 Annual Meeting; and

WHEREAS, pursuant to Section 1(a)(v) of the Agreement, the Company has informed GI that the New Director will be included on the Company’s slate of nominees for the 2026 Annual Meeting and, accordingly, pursuant to Section 9 of the Agreement, the Company and GI desire to extend the Agreement, as provided herein, which shall be effective from the date hereof, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of, and reliance upon, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and GI agree as follows:

1. Amendments to the Agreement.

(a)	Section 1(a)(i) of the Agreement is deleted in its entirety and replaced by the following:

(i)

the Board and all applicable committees thereof shall take such actions as are necessary to include the New Director in the Company’s slate of director nominees in the Company’s proxy statement and all other proxy materials referencing the Company’s director slate for its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”);

(b)	Section 1(a)(ii) of the Agreement is amended by replacing the reference to the 2025 Annual Meeting with a reference to the 2026 Annual Meeting.

(c)

Section 1(a)(iv) of the Agreement is amended by replacing the reference to the 2025 Annual Meeting with a reference to the 2026 Annual Meeting, and by replacing the reference to the 2026 Annual Meeting with a reference to the 2027 Annual Meeting of Stockholders of the Company (including any special meeting held in lieu thereof) (the “2027 Annual Meeting”).

(d)

Section 1(a)(v) of the Agreement is amended, effective as of the conclusion of the 2026 Annual Meeting, by replacing the references to the 2026 Annual Meeting with references to the 2027 Annual Meeting, it being understood that the Company shall be deemed to have delivered a Slate Notice that includes the New Director for purposes of the 2026 Annual Meeting upon execution of this Amendment.

(e)

Section 2(a) of the Agreement is amended by replacing the references to the 2026 Annual Meeting with references to the 2027 Annual Meeting, except that the reference to the 2026 Annual Meeting in clause (3) of Section 2(a) shall only be deemed replaced with a reference to the 2027 Annual Meeting upon the conclusion of the 2026 Annual Meeting.

(f)	Section 2(b) of the Agreement is amended by replacing the references to the 2025 Annual Meeting with references to the 2026 Annual Meeting.

(g)	For the avoidance of doubt, references to this Agreement in Section 15 of the Agreement shall be deemed to include this Amendment and the negotiation, execution, delivery and implementation hereof.

(h)

No Other Modifications. Except as expressly set forth herein, no other modification of the Agreement is intended to be effected by this Amendment, and the Agreement, as amended by this Amendment, shall remain in full force and effect.

2. Representations and Warranties of All Parties. Each of the parties hereto represents and warrants to the other party hereto that: (a) such party has all requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder; (b) this Amendment has been duly and validly authorized, executed and delivered by such party and assuming the valid execution and delivery hereof by the other party, is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) the execution, delivery and performance of this Amendment does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such party, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such party is a party or by which it is bound.

3. Representations and Warranties of GI. GI represents and warrants that, as of the date of this Amendment: (a) GI, together with all of the GI Affiliates, collectively Beneficially Own, such an aggregate number of shares of Common Stock as reported on Form 4 by Mr. Garden filed with the SEC on December 15, 2025; and (b) except for such ownership, neither GI, individually or in the aggregate with all of the GI Affiliates, has any other Beneficial Ownership or have any economic exposure to any Voting Securities.

4. SEC Filing. The Company shall file with the SEC a Current Report on Form 8-K disclosing its entry into this Amendment and including a copy of this Amendment as an exhibit thereto. GI shall file with the SEC an amendment to its Schedule 13D, filed with the SEC on May 16, 2025 (the “Amended Schedule 13D”) disclosing its entry into this Amendment and including a copy of this Amendment as an exhibit thereto. None of the Company (and the Company shall cause each of its Affiliates, directors and officers not to), GI and the GI Affiliates shall make or cause to be made any public announcement or statement with respect to the subject of this Amendment or the Agreement that is in any way inconsistent with the statements made in such Form 8-K or the Amended Schedule 13D, except as required by law or the rules of any stock exchange, in connection with the enforcement of this Amendment, or with the prior written consent of the other party hereto. GI acknowledges and agrees that the Company intends to file this Amendment with the SEC as an exhibit to a Current Report on Form 8-K and to file this Amendment as an exhibit to future filings with the SEC, and the Company acknowledges and agrees that GI shall have reasonable advance review and consultation rights upon any Current Report on Form 8-K filing (or amendment thereto) or press release made by the Company with respect to this Amendment. The Company acknowledges and agrees that GI intends to file this Amendment with the SEC as an exhibit to the Amended Schedule 13D and GI acknowledges and agrees that the Company shall have reasonable advance review and consultation rights upon the Amended Schedule 13D.

5. Miscellaneous. The provisions of Section 6, 7, 8, 9, 10, 11, 12, 13, 14, and 16 of the Agreement are incorporated by reference herein mutatis mutandis, and this Amendment shall be governed by, and construed in accordance with, such provisions.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

THE MIDDLEBY CORPORATION

By:	/s/ Michael D. Thompson
Name:	Michael D. Thompson
Title:	General Counsel & Secretary

GARDEN INVESTMENT MANAGEMENT, L.P.

By:	/s/ Brian Jacoby
Name:	Brian Jacoby
Title:	Authorized Person

[Signature Page to Amendment to Cooperation Agreement]